CONFIDENTIAL SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE
          ------------------------------------------------------------

     For  good  and   valuable   consideration,   receipt  of  which  is  hereby
acknowledged, and in order to resolve and settle finally, fully and completely all matters that now or may exist between them, the parties agree as follows:

     1. PARTIES. The parties to this Agreement are Robert M. Walker, his heirs, representatives, successors and assigns (hereinafter referred to collectively as "Walker") and Union Bank of California, N.A., its parent, affiliated, and subsidiary corporations, its and their successors and assigns, and the past and present officers, directors, employees, shareholders, agents and employee benefit plans of each (hereinafter referred to collectively as the "Bank").

     2. RELEASE OF CLAIMS BY WALKER. In exchange for the promises contained in this Agreement, the adequacy of which as consideration is hereby acknowledged, Walker hereby fully releases and forever discharges the Bank from any and all actions, causes of action, claims, demands, damages, and liabilities of whatsoever kind or character, in law or in equity, now known or unknown, suspected or unsuspected, past or present, that he has ever had or currently may have against the Bank including, but not limited to, claims of race, sex, religious, age, disability, medical condition (in and as defined under California law), marital status, veteran status, sexual orientation or national origin discrimination under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, the Age Discrimination in Employment Act, as amended, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended, the California Fair Employment and Housing Act, as amended, the California Labor Code, as amended, and any other federal, state or local laws, arising out of or in any way related to Walker's employment relationship with the Bank or the termination of that employment relationship. Except as otherwise may be permitted by law, Walker further agrees not to institute in any state or federal court any action or claim of any kind against the Bank arising out of any claims released by Walker under this Agreement. Execution of this document by Walker operates as a complete bar and defense against any and all current claims of any type that may be made by Walker against the Bank, provided, however, that nothing in this release is intended to affect Walker's right to seek a remedy in arbitration to resolve any controversy arising out of the construction or application of the terms, provisions or conditions of the Agreement. Notwithstanding the foregoing, nothing in this Paragraph 2 is intended to constitute a waiver by Walker of (a) any right or claim to indemnification, nor or in the future, including without limitation, any right Walker may have under (i) the Bank's certificate of incorporation, bylaws, or other applicable internal policies; (ii) California law; or (iii) directors' and officers' liability insurance policies or coverage thereunder in connection with his employment or service as an officer or director of the Bank; (b) any rights as a shareholder of the Bank; or (c) any rights under this Agreement.

     3. RELEASE OF CLAIMS BY THE BANK. In exchange for the promises contained in this Agreement, the adequacy of which as consideration is hereby acknowledged, and to the extent permitted by law, the Bank hereby fully releases and forever discharges Walker from any and all actions, causes of action, claims, demands, damages, and liabilities of whatsoever kind or character, in law or in equity, now known or unknown, suspected or unsuspected, past or present, that it has ever had or currently may have against Walker arising out of or in any way related to Walker's employment relationship with the Bank or the termination of that employment relationship, or Walker's service as an officer or director of the Bank. Except as otherwise may be permitted by law, the Bank further agrees not to institute in any state or federal court any action or claim of any kind against Walker arising out of any claims released by the Bank under this Agreement. Execution of this document by the Bank operates as a complete bar and defense against any and all current claims of any type that may be made by the Bank against Walker and released hereunder, provided, however, that nothing in this release is intended to affect the Bank's right to seek a remedy in arbitration to resolve any controversy arising out of the construction or application of the terms, provisions or conditions of the Agreement. By his signature hereon, Walker acknowledges that he knows of no facts which, if known by the Bank, would have materially affected the Bank's decision to enter into the release in favor of Walker set forth in this Paragraph 3.

     4. WAIVER OF RIGHTS UNDER CIVIL CODE SECTION 1542. As a further consideration and inducement for this Agreement, the Bank and Walker hereby waive and release any and all rights under Section 1542 of the California Civil Code or any analogous state, local or federal law, statute, rule, order or regulation either has or may have against the other. California Civil Code
Section 1542 reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The parties hereby expressly agree that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages as well as those that are now disclosed.

     5. TERMINATION OF EMPLOYMENT; NOTICE PERIOD. Walker and the Bank agree that his employment shall end on June 30, 2004 (the "Termination Date"). Walker shall maintain his title of Vice Chair through the Termination Date; however, Walker shall not be deemed a policy making officer of the Bank or UnionBanCal Corporation ("UNBC") after March 31, 2004. Walker shall continue to serve as Group Head, Commercial Financial Services Group ("CFSG") through March 31, 2004. Commencing on April 1, 2004, Walker shall be deemed to be on notice through the Termination Date (the "Notice Period"), and shall make himself available during the Notice Period when reasonably requested by the Bank's Chief Executive Officer ("CEO") for consultation concerning the Bank's activities (unless precluded therefrom by Walker's death or disability). Walker shall continue to receive regular salary payments and benefits, including vacation accrual, through the Termination Date. Walker's entitlement to the salary payments and benefits described in this Paragraph 5 shall not be affected in the event of his death or disability during the Notice Period, except that Walker may not receive both salary payments and benefits under the Bank's short term disability program for any period of disability during the Notice Period.

     6. SPECIAL SEPARATION BENEFITS. In consideration of the promises made by Walker herein, the Bank shall do the following:

          (a) SEPARATION PAY PLAN BENEFITS. Commencing on July 1, 2004, Walker shall be eligible to participate in and receive benefits at the Vice Chair level under the Union Bank of California, N.A. Separation Pay Plan in effect at the time this Agreement is executed by Walker (the "Separation Pay Plan"), subject to the eligibility requirements and other terms and conditions of the such Plan, to the extent not otherwise modified by and/or specifically provided for in this Agreement. The Bank shall not be required to provide any additional written notice of position elimination to Walker other than as set forth in Paragraph 5 of this Agreement and the Notice Period described in Paragraph 5 shall be deemed to satisfy any notice requirement under the Separation Pay Plan. Under the Separation Pay Plan, Walker shall receive one hundred and four (104) weeks of separation pay allowance and benefit continuation, less applicable deductions and withholdings. Separation pay allowance payments shall be made in equal installments on the Bank's regularly scheduled pay days and shall end on June 30, 2006. For purposes of separation pay allowance, Walker's base salary shall be $1,000,000.00 annually, which shall be deemed to fully satisfy the "base pay" component (including any amounts for "bonus averaging") under the Separation Pay Plan. Walker also shall receive additional supplemental amounts of $13,200.00 (which represents annual automobile allowance), and $4,800.00 (which represents annual dues for Walker's membership in the Peninsula Country Club), totaling $18,000.00 annually. This amount shall be augmented by an additional gross amount which, when subjected to applicable withholding, results in a net amount of $7,176.00 (which represents annual dues for Walker's memberships in the Bankers Club and the California Club). Subject to the provisions of Paragraphs 7 and 12 of this Agreement, Walker's entitlement to receive benefits under the Separation Pay Plan shall not be affected in the event that Walker is employed by an entity that subsequently is acquired by or becomes affiliated with the Bank through merger, acquisition or any other form of transfer prior to June 30, 2006, and in such case, Walker shall not be required to repay any separation pay allowance or other benefits received under this Agreement, nor shall Walker be entitled to any benefits or rights under the Change-of-Control Agreement between Walker and UNBC dated May 1, 2003 (the "Change-of-Control Agreement"). Further, Walker's rights to employment benefits on the same basis as other similarly situated employees of the acquired or affiliated entity shall not be affected. A copy of the Separation Pay Plan Summary Plan Description (entitled "Memorandum Regarding Union Bank of California, N.A. Termination Pay Plan and Separation Pay Plan") (the "Summary Plan Description") is attached hereto as Exhibit A. Walker's eligibility to participate in and receive benefits under the Separation Pay Plan as set forth in this Paragraph 6 is expressly conditioned upon Walker's execution and nonrevocation of this Agreement.

          (b) SENIOR MANAGEMENT BONUS PLAN. Upon Walker's execution and nonrevocation of this Agreement, Walker shall receive a partial award under the Union Bank of California Senior Management Bonus Plan or any successor thereto (the "Bonus Plan") in connection with Walker's performance for calendar year 2004. For purposes of this Agreement, the parties agree that such award shall be in the gross amount of $231,750.00), less applicable deductions and withholdings. Walker's entitlement to an award in the amount set forth in this subparagraph 6(b) is expressly conditioned upon his execution and nonrevocation of this Agreement. In the absence of such execution and nonrevocation, Walker's entitlement to an award under the Bonus Plan, if any, shall be governed exclusively by the terms and conditions of such Plan.

          (c) FINANCIAL COUNSELING SERVICES. In addition to the two (2) years of financial counseling services to which Walker will be entitled upon his execution and nonrevocation of this Agreement and as described in the Summary Plan Description, the Bank shall provide Walker with an additional one (1) year of such services. In all other respects, Walker's eligibility for and receipt of financial counseling services shall be as provided for in the Summary Plan Description.

Walker's entitlement to the payments and benefits described in this Paragraph 6 shall not be affected in the event of his death prior to July 1, 2004.

     7. POST-EMPLOYMENT MATTERS.

          (a) NONSOLICITATION. Walker agrees that during the period in which he is receiving separation pay allowance under subparagraph 6(a) of this Agreement, he shall not:

               (i) induce, solicit, recruit or encourage any employee of the Bank to leave the employ of the Bank by:

                    (A) disclosing to any third party the names,  backgrounds or qualifications of any Bank employees or otherwise identifying them as potential candidates for employment with a third party; or

                    (B)  personally  or through  any other  person  approaching,
               recruiting,   interviewing  or  otherwise   soliciting  any  Bank
               employees to work for a third party; or

               (ii) solicit, either on behalf of Walker or any third party, the business of any client or customer of the Bank or any prospective customer or client of the Bank by using any Confidential Information (as such term is defined in Paragraph 12 of this Agreement).

          (b) NONCOMPETITION. Walker acknowledges that if he were to engage in activities on behalf of a competitor following his employment by the Bank, such would dilute the value of the Bank's business. Therefore, Walker agrees that during the period in which he is receiving separation pay allowance under subparagraph 6(a) of this Agreement, he shall not, without the prior written consent of the Bank, engage in any business that competes with the activities of the Bank within the state of California.

     Notwithstanding the foregoing, Walker shall not be deemed to be in violation of this subparagraph 7(b) in the event that he is elected as a director on the board of a financial institution with assets of $3 billion or less.

     8. FULL SATISFACTION OF ALL OTHER PAYMENTS AND OBLIGATIONS. Except for those obligations and payments on the part of the Bank set forth in this Agreement and those benefits to which Walker is entitled pursuant to this Agreement, Walker expressly acknowledges and agrees that the special separation benefits described in Paragraph 6 constitute full, final and complete satisfaction of all amounts due to him now or in the future by the Bank and/or under the Employment Agreement between Walker and the Bank dated January 1, 1998 (the "Employment Agreement"), the Change-of-Control Agreement, and the Bonus Plan. Notwithstanding the foregoing, nothing in this Paragraph 8 is intended to affect Walker's entitlement to benefits under any employee benefit plans or programs in which Walker currently is or may become a participant, subject to the eligibility requirements and other terms and conditions of such plans and programs, nor shall this Agreement affect Walker's eligibility for the "Net Benefit" described in subparagraph 4(d) of the Employment Agreement (which provision shall be deemed to be incorporated herein as if set out in full). To the extent the benefits available to participants under any of the Bank's employee benefit plans and programs are based on such a distinction, Walker shall be entitled to receive benefits at the levels provided or specified therein for policy making officers. Walker shall not be eligible for any awards of long term incentives, including grants of stock options or restricted stock under the UnionBanCal Corporation Management Stock Plan or any successor thereto (the "Management Stock Plan") or awards of performance shares under the UnionBanCal Corporation Performance Share Plan (the "Performance Share Plan") or any successor thereto, in connection with his performance in calendar year 2004. Except as otherwise specifically provided for in this Agreement, Walker's entitlement to, participation in, and/or receipt of benefits under any of the Bank's employee benefit, incentive, equity and perquisite plans and programs (including, without limitation, the Management Stock Plan and the Performance Share Plan) shall in all respects be governed by the eligibility requirements and other terms and conditions of such plans and programs and the determinations of the administrators of such plans and programs.

     9. PERIOD TO REVIEW AGREEMENT. Walker understands that he has twenty-one (21 ) calendar days from the date this Agreement is received to review the Agreement and decide whether to sign. Walker acknowledges that he has been advised to seek legal counsel regarding the terms and conditions of this Agreement. Walker understands that he may revoke the Agreement upon written notice to the Bank within seven (7) days after the date he signs it. The Agreement shall not become effective or enforceable until the eighth (8th) day after its execution.

     10. NO ADMISSION OF LIABILITY. By entering into this Agreement, the Bank does not admit any liability whatsoever to Walker or to any other person arising out of any claims heretofore or hereafter asserted by Walker, and the Bank expressly denies any and all liability. In addition, this Agreement may not be used as evidence to prove alleged discrimination, or any other alleged wrong, in any action brought or proceeding initiated by Walker or any other individual or entity.

     11. CONFIDENTIALITY COVENANT. Walker agrees that this Agreement, the terms and conditions of this Agreement, and any and all actions in accordance therewith, are strictly confidential. Therefore, the terms and conditions of this Agreement shall not be disclosed, discussed, or revealed by Walker to any other persons, entities or organization, whether within or outside the Bank, except by Walker to his immediate family, attorney or personal financial advisors, or as may be required by applicable law or to enforce the terms hereof. The foregoing shall not apply to the extent this Agreement has become part of the public record.

     12. TRADE SECRETS AND CONFIDENTIAL INFORMATION; ATTORNEY-CLIENT PRIVILEGED INFORMATION; NONDISPARAGEMENT. Walker acknowledges and agrees that in the course of employment with the Bank he has acquired confidential information and trade secrets concerning the Bank, business strategies, corporate structure, regulatory issues, securities, litigation, claims, threatened claims, affiliate transactions, the Bank's and/or UNBC's Board of Directors, Committee business of the Bank's and/or UNBC's Board of Directors, government relations, Office of the Comptroller of the Currency relations, and other highly private and confidential data, but excluding information which is not a trade secret or not otherwise entitled to confidentiality under California law (collectively, the "Confidential Information"). Walker agrees that he shall not use or divulge any Confidential Information acquired during the course of his employment with the Bank to any third party, except as may be required pursuant to subpoena, court order or other proper legal process, and in such case, only after Walker has provided sufficient notice to the Bank that disclosure of Confidential Information is being sought to allow the Bank a reasonable opportunity to object to such disclosure or seek a protective order. Walker further acknowledges and agrees that in the course of employment with the Bank he has acquired information (some of which may also constitute Confidential Information) that is protected from disclosure by the attorney-client and attorney work product privileges. Walker agrees that he will not reveal or divulge any privileged information to any third party without an explicit written waiver of the attorney-client and attorney work product privileges by the Bank's Chief Executive Officer, except as may be required pursuant to subpoena, court order or other proper legal process, and in such case, only after Walker has invoked the attorney-client and work product privileges and provided sufficient notice to the Bank that disclosure of privileged information is being sought to allow the Bank a reasonable opportunity to object to such disclosure or seek a protective order. Walker and the Bank each agree that they shall make no comments or statements which disparage the other.

     13. NO OUTSTANDING CLAIMS/UNREPORTED INJURIES. Walker confirms and represents that he does not have any lawsuits, charges, administrative proceedings, claims or other actions currently on file, lodged or pending against the Bank. Walker further represents that he has reported to the Bank any and all work-related injuries that he has suffered or sustained during his employment with the Bank up to the date of his signing this Agreement.

     14. SEVERABILITY. If any of the provisions herein are determined to be invalid by a court or government agency of competent jurisdiction, in whole or in part, it is agreed that such determination shall not affect the enforceability of the other provisions herein. The laws of the State of California shall govern the validity and interpretation of this Agreement, except as otherwise provided in Paragraph 15. The parties stipulate that jurisdiction and venue shall lie exclusively in the State of California, County of San Francisco, for any action or arbitration involving the validity, interpretation, or enforcement of this Agreement, or for any claim for breach of this Agreement, for damages, or for any other relief brought under this Agreement.

     15. ARBITRATION. With the exception of an action or proceeding in any court of competent jurisdiction for the purpose of obtaining injunctive relief, any controversy between the Bank and Walker, including, but not limited to, any controversy arising out of Walker's employment or the termination thereof, involving the construction or application of any of the terms, provisions or conditions of this Agreement, or involving an arbitrable claim of race, sex, religious, age, disability, medical condition (in and as defined under California law), marital status, veteran status, sexual orientation or national origin discrimination under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, the Age Discrimination in Employment Act, as amended, the Family and Medical Leave Act, the California Fair Employment and Housing Act, as amended, the California Labor Code, as amended, or any other federal, state or local laws, shall be settled by final and binding arbitration in accordance with the Federal Arbitration Act and the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Reasonable limited discovery will be permitted in the form of the right of each party to take the deposition of one individual and any expert witness designated by the other party. Each party shall also have the right to make requests for discovery of relevant documents to the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. The Bank and Walker each shall bear their own costs and legal fees associated with the arbitration, except that the arbitrator shall award reasonable legal fees to the prevailing party in the arbitration. Notwithstanding the foregoing, the Bank shall bear the cost of the arbitrator (including the costs of establishing a facility for and otherwise administering the arbitration). The location of the arbitration shall be in San Francisco, California, and the arbitration shall be conducted so as to result in the rendering of the arbitrator's decision within ninety (90) days after the original demand for arbitration. The arbitrator shall be required to issue written findings and conclusions underlying the basis of such decision.

     This Paragraph 15 and the obligations provided for herein shall survive the termination of this Agreement and remain in full force and effect following the termination of Walker's employment with the Bank.

     16. SCOPE OF AGREEMENT. Walker hereby affirms and acknowledges that he has read the foregoing Agreement and he fully understands and appreciates the meaning of each of its terms. Walker further acknowledges that he has been advised to seek legal counsel and has had an opportunity to do so. The parties to this Agreement agree that this Agreement may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of the Agreement or to enforce the provisions of this Agreement.

     17. INDIVIDUAL AGREEMENT. This Agreement has been individually negotiated and is not part of a group exit incentive or other termination program.

     18. ENTIRE AGREEMENT. This Agreement constitutes the complete understanding between Walker and the Bank and supersedes any and all prior agreements, promises or inducements, no matter what form, concerning its subject matter. No promises or agreements made subsequent to the execution of this Agreement by these parties shall be binding unless reduced to writing and signed by these parties.

              WALKER ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT,
               UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

         PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF
                          ALL KNOWN AND UNKNOWN CLAIMS.



                                          UNION BANK OF CALIFORNIA, N.A.


DATED:   April 16, 2004              By:       /S/ PAUL E. FEARER
      ---------------------             ----------------------------------
                                                   Paul E. Fearer
                                             Executive Vice President


DATED:   April 16, 2004                      /S/ ROBERT M. WALKER
      ---------------------             ----------------------------------
                                                 Robert M. Walker